Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Barnes & Noble, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the following Registration Statements on Form S-3 (No. 333-23855, No. 333-69731, No. 333-62210, No. 33-84826 and No. 33-89258) and Form S-8 (No. 333-27033, No. 33-89260, No. 333-90538, No. 333-116382 and No. 333-59111) of Barnes & Noble, Inc. of our reports dated March 31, 2009, relating to the consolidated financial statements and the effectiveness of Barnes & Noble, Inc.’s internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 31, 2009 relating to the financial statement schedule, which appears in this Form 10-K.

We also consent to the references to us under the caption “Experts” in the Prospectuses.

/s/ BDO Seidman, LLP
New York, New York
March 31, 2009